UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2006, at the Special Meeting of Common Stockholders (the “Special Meeting”) of Xcyte Therapies, Inc. (“Xcyte”), the holders of Xcyte’s common stock approved the adoption of a 2006 Stock Option and Award Plan (the “2006 Plan”). Xcyte’s board of directors had previously approved the 2006 Plan, subject to common stockholder approval, on January 19, 2006. Xcyte agreed to adopt and submit the 2006 Plan to the holders of its common stock in connection with the Stock Purchase Agreement, dated as of December 15, 2005, between Xcyte and Cyclacel Group plc pursuant to which Xcyte will purchase from Cyclacel Group plc all of the outstanding share capital of Cyclacel Ltd. in exchange for newly issued shares of Xcyte common stock.

The 2006 Plan provides for the issuance of up to 986,120 shares of Xcyte common stock pursuant to the grant of equity incentive awards. The number of shares reserved under the 2006 Plan will not be affected by the anticipated 1 for 10 reverse stock split of Xcyte’s common stock, which was approved by Xcyte’s board of directors on December 14, 2005 and by Xcyte’s common stockholders at the Special Meeting on March 16, 2006. A more detailed summary of the material features of the 2006 Plan is set forth in Xcyte’s proxy statement/prospectus for the Special Meeting filed with the Securities and Exchange Commission on February 8, 2006 which is available at the SEC’s internet site at www.sec.gov. The summary of the 2006 Plan contained in the proxy statement/prospectus and herein are qualified in their entirety by reference to the full text of the 2006 Plan, which is included as part of the proxy statement/prospectus and filed as Exhibit 10.1 to this Form 8-K.

In connection with the approval of the 2006 Plan, on January 19, 2006, Xcyte’s board of directors also approved the partial termination of Xcyte’s 2003 Employee Stock Purchase Plan, Amended and Restated 1996 Stock Option Plan, Amended and Restated 2003 Directors’ Stock Option Plan and 2003 Stock Option Plan (collectively, the “Existing Plans”), subject to the approval of the 2006 Stock Plan by holders of Xcyte’s common stock. As a result of the approval of the 2006 Plan by the holders of Xcyte’s common stock at the Special Meeting, such partial termination of the Existing Plans shall be effectuated. Pursuant to the partial termination, no options will be issued under the Existing Plans after March 16, 2006 and all reserved but unissued shares under the Existing Plans shall return to the authorized, unissued and unreserved capital stock of Xcyte.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Xcyte Therapies, Inc. 2006 Stock Option and Award Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: March 22, 2006

3